EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2024

Results Summary1

•	Record quarterly revenue of $1.526 billion, up approximately 13% year over year.

•	Quarterly GAAP earnings per diluted share of $2.73; non-GAAP earnings per diluted share of $3.43, up approximately 27% year over year and exceeding guidance.

•	Expecting record full-year revenue with growth of approximately 15% driven by continued, strong execution and business momentum.

SUNNYVALE, Calif. – Aug. 21, 2024 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter of fiscal year 2024. Revenue for the third quarter of fiscal year 2024 was $1.526 billion, compared to $1.354 billion for the third quarter of fiscal year 2023.

“Our strong third quarter results and expectations for a record year continue to demonstrate the resiliency of Synopsys’ business,” said Sassine Ghazi, president and CEO of Synopsys. “The complexity and pace of technology innovation is accelerating as silicon and systems companies race to capitalize on AI in this era of pervasive intelligence. Synopsys is mission-critical to technology innovation and our customer set is expanding as more companies in more industries define and optimize system performance at the silicon level.”

[1]

Synopsys’ Software Integrity business has been presented as a discontinued operation in the consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis unless otherwise noted.

“Synopsys delivered an excellent third quarter, setting a new quarterly revenue record and achieving non-GAAP EPS above our guidance range,” said Shelagh Glaser, CFO of Synopsys. “The strong momentum across the business is a result of our leadership products and relentless execution. For the full year, we expect to achieve revenue growth of approximately 15% and non-GAAP EPS growth of approximately 24% while expanding non-GAAP operating margin by two points.”

Continuing Operations

On May 5, 2024, Synopsys entered into an agreement to sell its Software Integrity business. Unless otherwise noted, Synopsys’ Software Integrity business has been presented as a discontinued operation in the consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis.

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal year 2024 was $425.9 million, or $2.73 per diluted share, compared to $335.7 million, or $2.17 per diluted share, for the third quarter of fiscal year 2023.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal year 2024 was $535.5 million, or $3.43 per diluted share, compared to non-GAAP net income of $419.0 million, or $2.70 per diluted share, for the third quarter of fiscal year 2023.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, system integration products and services, digital, custom and field programmable gate array IC design software, verification software and hardware products, manufacturing software products and other and (2) Design IP, which includes our Synopsys IP portfolio.

Financial Targets

Synopsys also provided its consolidated financial targets for continuing operations for the fourth quarter and full fiscal year 2024. The fiscal year targets include the impact of an extra week in fiscal year 2024, which was included in the first quarter of fiscal year 2024. These financial targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter and Full Fiscal Year 2024 Financial Targets (1)(2)

(in millions except per share amounts)

	Range for Three Months Ending October 31, 2024		Range for Fiscal Year Ending October 31, 2024
	Low	High	Low	High
Revenue	$1,614	$1,644	$6,105	$6,135
GAAP Expenses	$1,210	$1,230	$4,577	$4,597
Non-GAAP Expenses	$1,027	$1,037	$3,760	$3,770
Non-GAAP Interest and Other Income (Expense), net	$8	$10	$41	$43
Non-GAAP Tax Rate	15%	15%	15%	15%
Outstanding Shares (fully diluted)	155	157	155	157
GAAP EPS	$2.25	$2.39	$9.71	$9.85
Non-GAAP EPS	$3.27	$3.32	$13.07	$13.12
Operating Cash Flow			~ $1,300
Free Cash Flow(3)			~ $1,100
Capital Expenditures			~ $200

(1)

Synopsys’ fourth quarter of fiscal year 2024 and its fiscal year 2024 will end on November 2, 2024. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

(2)	Presented on a continuing operations basis.
(3)	Free cash flow is calculated as cash provided from operating activities less capital expenditures and capitalization of software development costs.

For a reconciliation of Synopsys’ fourth quarter and fiscal year 2024 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis and a discussion of the financial targets that we are not able to reconcile without unreasonable efforts, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2024 in December 2024.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of August 21, 2024. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the fourth quarter and fiscal year 2024, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal year 2024 in its quarterly report on Form 10-Q to be filed on or before September 12, 2024.

About Synopsys

Catalyzing the era of pervasive intelligence, Synopsys, Inc. (Nasdaq: SNPS) delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation to silicon IP and system verification and validation. We partner closely with semiconductor and systems customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

Reconciliation of Third Quarter Fiscal Year 2024 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2024 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023
GAAP net income from continuing operations attributed to Synopsys	$425,868	$335,708	$1,162,429	$880,994
Adjustments:
Amortization of acquired intangible assets	17,436	11,951	49,962	35,591
Stock-based compensation	164,029	131,092	491,516	383,444
Acquisition/divestiture related items	53,022	4,840	110,210	9,815
Restructuring charges	—	21,879	—	54,439
Gain on sale of strategic investments	—	—	(55,077)	—
Tax settlement	—	(23,752)	—	(23,752)
Tax adjustments	(124,903)	(62,685)	(231,164)	(168,717)

Non-GAAP net income from continuing operations attributed to Synopsys	$535,452	$419,033	$1,527,876	$1,171,814

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023
GAAP net income from continuing operations per diluted share attributed to Synopsys	$2.73	$2.17	$7.46	$5.68
Adjustments:
Amortization of acquired intangible assets	0.11	0.08	0.32	0.23
Stock-based compensation	1.05	0.85	3.15	2.47
Acquisition/divestiture related items	0.34	0.03	0.71	0.06
Restructuring charges	—	0.14	—	0.35
Gain on sale of strategic investments	—	—	(0.35)	—
Tax settlement	—	(0.15)	—	(0.15)
Tax adjustments	(0.80)	(0.42)	(1.49)	(1.09)

Non-GAAP net income from continuing operations per diluted share attributed to Synopsys	$3.43	$2.70	$9.80	$7.55

Shares used in computing net income per diluted share amounts:	156,131	154,947	155,863	155,119

(1)

Synopsys’ third quarter of fiscal year 2024 and 2023 ended on August 3, 2024 and July 29, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

GAAP to Non-GAAP Tax Rate Reconciliation (1)(2)

(unaudited)

	Three Months Ended	Nine Months Ended
	July 31, 2024	July 31, 2024
GAAP effective tax rate	(7.8)%	3.2%
Income tax effect of above non-GAAP adjustments	22.8%	11.8%

Non-GAAP effective tax rate	15.0%	15.0%

(1)

Synopsys’ third quarter of fiscal year 2024 ended on August 3, 2024. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

(2)	Presented on a continuing operations basis.

Reconciliation of 2024 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2024 Targets (1)(2)

(in thousands, except per share amounts)

	Range for Three Months Ending
	October 31, 2024
	Low	High
Target GAAP expenses	$1,210,000	$1,230,000
Adjustments:
Amortization of acquired intangible assets	(15,000)	(18,000)
Stock-based compensation	(168,000)	(175,000)

Target non-GAAP expenses	$1,027,000	$1,037,000

	Range for Three Months Ending
	October 31, 2024
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.25	$2.39
Adjustments:
Amortization of acquired intangible assets	0.12	0.10
Stock-based compensation	1.12	1.08
Acquisition/divestiture related items (3)	0.11	0.08
Tax adjustments	(0.33)	(0.33)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.27	$3.32

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2024 Targets (1)(2)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending
	October 31, 2024
	Low	High
Target GAAP expenses	$4,576,771	$4,596,771
Adjustments:
Amortization of acquired intangible assets	(65,000)	(68,000)
Stock-based compensation	(660,000)	(667,000)
Acquisition/divestiture related items	(91,771)	(91,771)

Target non-GAAP expenses	$3,760,000	$3,770,000

	Range for Fiscal Year Ending
	October 31, 2024
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$9.71	$9.85
Adjustments:
Amortization of acquired intangible assets	0.44	0.42
Stock-based compensation	4.27	4.23
Acquisition/divestiture related items (3)	0.82	0.79
Gain on sale of strategic investments	(0.35)	(0.35)
Tax adjustments	(1.82)	(1.82)

Target non-GAAP earnings per diluted share attributed to Synopsys	$13.07	$13.12

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

(1)

Synopsys’ fourth quarter of fiscal year 2024 and its fiscal year 2024 will end on November 2, 2024. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

(2)	Presented on a continuing operations basis.
(3)

Adjustments reflect actual expenses incurred by Synopsys as of August 3, 2024 as well as certain contractually obligated financing fees and related amortization expenses, and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding short-term and long-term financial targets, expectations and objectives, including, among others, the anticipated effects of our pending acquisition of ANSYS, Inc. (the Ansys Merger); strategies related to our products, technology and services; business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence; the Ansys Merger, including, among other things, its anticipated benefits; planned dispositions and their expected impact, such as the previously announced divestiture of our Software Integrity business (the Software Integrity Divestiture); the potential impact of the uncertain macroeconomic and geopolitical environment on our financial results; the expected impact of U.S. and foreign government actions and regulatory changes, including export control restrictions on our financial results; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); software trends; planned stock repurchases; our expected tax rate; and the impact and result of pending legal, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to complete the Ansys Merger on the terms described in our filings with the SEC, if at all; failure to obtain required governmental approvals related to the Ansys Merger or the imposition of conditions to such governmental approvals that may have an adverse effect on us; failure to realize the benefits expected from the Ansys Merger; failure to complete the Software Integrity Divestiture, or the Software Integrity Divestiture disrupting our business or failing to achieve its intended benefits, and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its third quarter of fiscal year 2024 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of August 21, 2024. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
Revenue:
Time-based products	$803,147	$827,396	$2,389,924	$2,235,531
Upfront products	442,528	292,653	1,281,283	958,631

Total products revenue	1,245,675	1,120,049	3,671,207	3,194,162
Maintenance and service	280,074	234,341	820,243	656,469

Total revenue	1,525,749	1,354,390	4,491,450	3,850,631
Cost of revenue:
Products	179,536	174,460	553,753	500,146
Maintenance and service	96,630	74,978	275,348	211,833
Amortization of acquired intangible assets	14,510	10,994	41,165	32,683

Total cost of revenue	290,676	260,432	870,266	744,662

Gross margin	1,235,073	1,093,958	3,621,184	3,105,969
Operating expenses:
Research and development	508,872	484,470	1,527,542	1,384,120
Sales and marketing	211,491	185,769	640,117	537,981
General and administrative	150,437	99,750	396,464	274,406
Amortization of acquired intangible assets	4,062	2,014	12,152	5,949
Restructuring charges	—	21,879	—	54,439

Total operating expenses	874,862	793,882	2,576,275	2,256,895

Operating income	360,211	300,076	1,044,909	849,074
Interest and other income (expense), net	31,784	25,484	146,070	52,631

Income before income taxes	391,995	325,560	1,190,979	901,705
Provision (benefit) for income taxes	(30,712)	(6,951)	37,634	29,779

Net income from continuing operations	422,707	332,511	1,153,345	871,926
Income (loss) from discontinued operations, net of income taxes	(17,813)	544	(13,155)	(296)

Net income	404,894	333,055	1,140,190	871,630
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(3,161)	(3,197)	(9,084)	(9,068)

Net income attributed to Synopsys	$408,055	$336,252	$1,149,274	$880,698

Net income (loss) attributed to Synopsys
Continuing operations	$425,868	$335,708	$1,162,429	$880,994
Discontinued operations	(17,813)	544	(13,155)	(296)

Net income	$408,055	$336,252	$1,149,274	$880,698

Net income (loss) per share attributed to Synopsys - basic:
Continuing operations	$2.78	$2.21	$7.60	$5.79
Discontinued operations	(0.12)	—	(0.08)	—

Basic net income per share	$2.66	$2.21	$7.52	$5.79

Net income (loss) per share attributed to Synopsys - diluted:
Continuing operations	$2.73	$2.17	$7.46	$5.68
Discontinued operations	(0.12)	—	(0.09)	—

Diluted net income per share	$2.61	$2.17	$7.37	$5.68

Shares used in computing per share amounts:
Basic	153,417	152,023	152,885	152,204

Diluted	156,131	154,947	155,863	155,119

(1)

Synopsys’ third quarter of fiscal year 2024 and 2023 ended on August 3, 2024 and July 29, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2024	October 31, 2023
ASSETS:
Current assets:
Cash and cash equivalents	$1,839,815	$1,433,966
Short-term investments	154,431	151,639

Total cash, cash equivalents and short-term investments	1,994,246	1,585,605
Accounts receivable, net	805,198	856,660
Inventories	386,009	325,590
Prepaid and other current assets	914,598	548,115
Current assets held for sale	1,027,702	114,654

Total current assets	5,127,753	3,430,624
Property and equipment, net	571,408	549,837
Operating lease right-of-use assets, net	556,593	559,923
Goodwill	3,444,349	3,346,065
Intangible assets, net	266,092	239,577
Deferred income taxes	1,102,716	853,526
Other long-term assets	579,773	444,820
Long-term assets held for sale	—	908,759

Total assets	$11,648,684	$10,333,131

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$756,983	$1,059,914
Operating lease liabilities	89,869	79,832
Deferred revenue	1,356,804	1,559,461
Current liabilities held for sale	331,294	286,244

Total current liabilities	2,534,950	2,985,451
Long-term operating lease liabilities	568,407	579,686
Long-term deferred revenue	319,080	150,827
Long-term debt	15,599	18,078
Other long-term liabilities	465,233	381,531
Long-term liabilities held for sale	—	33,257

Total liabilities	3,903,269	4,148,830
Redeemable non-controlling interest	31,043	31,043
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 153,613 and 152,053 shares outstanding, respectively	1,536	1,521
Capital in excess of par value	1,192,363	1,276,152
Retained earnings	7,884,044	6,741,699
Treasury stock, at cost: 3,648 and 5,207 shares, respectively	(1,188,435)	(1,675,650)
Accumulated other comprehensive income (loss)	(180,112)	(196,414)

Total Synopsys stockholders’ equity	7,709,396	6,147,308
Non-controlling interest	4,976	5,950

Total stockholders’ equity	7,714,372	6,153,258

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$11,648,684	$10,333,131

(1)

Synopsys’ third quarter of fiscal year 2024 ended on August 3, 2024 and its fiscal year 2023 ended on October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,140,190	$871,630
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	180,149	180,033
Reduction of operating lease right-of-use assets	72,196	72,647
Amortization of capitalized costs to obtain revenue contracts	57,071	61,677
Stock-based compensation	540,026	421,949
Allowance for credit losses	14,696	11,937
Gain on sale of strategic investments	(55,077)	—
Amortization of bridge financing costs	18,435	—
Deferred income taxes	(276,840)	(166,061)
Other non-cash	(3,730)	8,649
Net changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	59,159	112,511
Inventories	(71,303)	(77,919)
Prepaid and other current assets	(350,652)	8,373
Other long-term assets	(137,159)	(116,487)
Accounts payable and accrued liabilities	17,532	48,574
Operating lease liabilities	(72,254)	(52,914)
Income taxes	(241,952)	123,924
Deferred revenue	(46,276)	(131,310)

Net cash provided by operating activities	844,211	1,377,213
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sales of short-term investments	98,465	104,139
Purchases of short-term investments	(97,181)	(102,457)
Proceeds from sales of strategic investments	55,696	7,248
Purchases of strategic investments	(1,240)	(435)
Purchases of property and equipment	(118,772)	(136,520)
Acquisitions, net of cash acquired	(156,947)	(51,324)
Capitalization of software development costs	—	(2,204)

Net cash used in investing activities	(219,979)	(181,553)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,607)	(2,603)
Payment of bridge financing and term loan costs	(72,265)	—
Issuances of common stock	143,148	164,841
Payments for taxes related to net share settlement of equity awards	(278,571)	(198,969)
Purchase of equity forward contract	—	(45,000)
Purchases of treasury stock	—	(860,724)
Other	(1,096)	(122)

Net cash used in financing activities	(211,391)	(942,577)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5,458	14,997

Net change in cash, cash equivalents and restricted cash	418,299	268,080
Cash, cash equivalents and restricted cash, beginning of year, including cash from discontinued operations	1,441,187	1,419,864

Cash, cash equivalents and restricted cash, end of period, including cash from discontinued operations	1,859,486	1,687,944

Less: Cash, cash equivalents and restricted cash from discontinued operations	17,441	4,835

Cash, cash equivalents and restricted cash from continuing operations	$1,842,045	$1,683,109

(1)

Synopsys’ third quarter of fiscal year 2024 and 2023 ended on August 3, 2024 and July 29, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (“CODM”) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income from continuing operations:

SYNOPSYS, INC.

Business Segment Reporting (1)(2)(5)

(in millions)

	Three Months Ended July 31, 2024	Three Months Ended July 31, 2023	Nine Months Ended July 31, 2024	Nine Months Ended July 31, 2023
Revenue by segment
- Design Automation	$1,062.6	$1,004.2	$3,103.0	$2,821.5
% of Total	69.6%	74.1%	69.1%	73.3%
- Design IP	$463.1	$350.2	$1,388.5	$1,029.1
% of Total	30.4%	25.9%	30.9%	26.7%
Adjusted operating income by segment
- Design Automation	$440.9	$410.0	$1,218.6	$1,102.8
- Design IP	$169.7	$82.8	$540.2	$277.7
Adjusted operating margin by segment
- Design Automation	41.5%	40.8%	39.3%	39.1%
- Design IP	36.7%	23.6%	38.9%	27.0%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(5)

(in millions)

	Three Months Ended July 31, 2024	Three Months Ended July 31, 2023	Nine Months Ended July 31, 2024	Nine Months Ended July 31, 2023

GAAP total operating income – as reported	$360.2	$300.1	$1,044.9	$849.1
Other expenses managed at consolidated level
-Amortization of acquired intangible assets (3)	18.6	13.0	53.3	38.6
-Stock-based compensation (3)	164.4	131.5	492.6	384.5
-Non-qualified deferred compensation plan	25.8	21.5	76.3	44.1
-Acquisition/divestiture related items (4)	41.7	4.8	91.8	9.8
-Restructuring charges	—	21.9	—	54.4

Total adjusted segment operating income	$610.6	$492.8	$1,758.8	$1,380.5

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.

(2)

Synopsys’ third quarter of fiscal year 2024 and 2023 ended on August 3, 2024 and July 29, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

(3)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(4)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the pending acquisition of Ansys, that was recorded in interest and other income (expense), net in our unaudited condensed consolidated statements of income.

(5)	Presented on a continuing operations basis.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimated ranges for non-GAAP expenses, non-GAAP interest and other income (expense), non-GAAP tax rate, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain fourth quarter and full fiscal year 2024 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, restructuring charges, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow, which is defined in the footnote to the Financial Targets table above) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and have no direct correlation to the core operation of our business. Further, because we do not acquire businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. We utilize an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of our historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives. Based on these considerations, we have elected to adopt a non-GAAP tax rate of 15% for fiscal year 2024.